Exhibit 8.1

[            ], 2015

Fortress Transportation and Infrastructure

Investors LLC

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

RE:	Fortress Transportation and Infrastructure Investors LLC

Ladies and Gentlemen:

We have acted as special counsel to Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (“FTAI”) in connection with the offering (the “Offering”) of common shares representing limited liability company interests (“Common Shares”) by FTAI, pursuant to a registration statement on Form S-1 (No. 333-193182) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2014, as amended through the date hereof (the “Registration Statement”). Capitalized terms used in this opinion and not defined herein have the meaning assigned to them in the Registration Statement.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, (2) the form of Amended and Restated Limited Liability Company Agreement of Fortress Transportation and Infrastructure Investors LLC filed as an exhibit to the Registration Statement, and (3) such other documents, certificates, records and information provided to us by you as we have deemed necessary or appropriate as a basis for our opinion set forth herein. In rendering our opinion, we have participated in the preparation of the Registration Statement.

We have also relied upon statements and representations made to us by representatives of the Company. For purposes of this opinion, we have assumed the

Fortress Transportation and Infrastructure Investors LLC

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validity and the initial and continuing accuracy of the documents, certificates, records, statements, and representations referred to above and we have not independently verified all of the facts and representations set forth in the Registration Statement or in any other document. We have, consequently, assumed and relied on the Company’s representation that the information presented in the Prospectus, and other documents otherwise furnished to us, accurately and completely describes all material facts relevant to the Offering and our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement and the statements and representations made by representatives of the Company, without regard to any qualifications therein as to knowledge and belief.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties to such documents and the validity and binding effect thereof on such parties. We have also assumed that the transactions contemplated by the Registration Statement will be consummated in accordance with the terms and conditions of the Registration Statement and that none of the material terms and conditions contained therein has been waived or modified in any respect.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. Moreover, a change in any of the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Fortress Transportation and Infrastructure Investors LLC

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Based solely upon, and subject to the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that, under current U.S. federal income tax law, FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. FTAI’s treatment as a partnership depends upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of FTAI’s operations for its current or any future taxable year will satisfy the requirements for treatment as a partnership under the Code.

We express no opinion on any issue relating to the Company or any investment therein, other than as expressly stated above.

This letter is furnished to you solely for your benefit in connection with the Offering and is not to be relied upon by any other person without our express written permission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP